Exhibit 99.1

Nobility Homes, Inc. Receives NASDAQ Notice of Non-Compliance

Ocala, FL, February 17, 2012 — Nobility Homes, Inc. (NASDAQ: NOBH) announced today that on February 10, 2012, the Company received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the period ended November 5, 2011 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

NASDAQ had previously granted the Company an exception until February 29, 2012 to file its Form 10-Q for the period ended August 6, 2011. The Company has submitted an update on February 17, 2012 to its previously submitted plan to regain compliance. If NASDAQ accepts the Company’s updated plan, NASDAQ can extend the previously granted exemption to March 19, 2012 to regain compliance.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to statements regarding the Company’s ability to file the Form 10-K within the deadline provided by The NASDAQ Stock Market. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations.